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Exhibit 10.49
                             REIMBURSEMENT AGREEMENT


                  REIMBURSEMENT AGREEMENT, dated as of March 25, 2002, made by BALANCED CARE CORPORATION, a Delaware corporation ("Balanced Care") and LMR HOLDINGS LIMITED, a Cayman Islands corporation ("LMR").

                  PRELIMINARY STATEMENTS:

                   (1) Reference is made to the Term Loan Agreement, dated as of March 31, 2002 (the "Term Loan Agreement") by and among Ocwen Financial Corporation, a Florida corporation ("Ocwen") Balanced Care, Balanced Care Realty
(OFC), Inc., a Delaware corporation ("Borrower"), Balanced Care at Medina, Inc., a Delaware Corporation, Balanced Care at Centerville, Inc., a Delaware Corporation, Balanced Care at Shippensburg, Inc., a Delaware corporation and Senior Care Operators of Shippensburg, LLC (each as defined in the Term Loan Agreement), pursuant to which Ocwen has agreed to lend $9,153,356.00 to the Borrower.

                   (2) LMR and Ocwen have entered into an Unconditional Guaranty Agreement, dated as of March 31, 2002 (the "Guaranty") pursuant to which LMR has agreed to guaranty the full and prompt payment of the Obligations (as defined in the Guaranty).

                       NOW, THEREFORE, for the consideration stated above, and for such other consideration, the receipt, adequacy, a sufficiency of which is hereby acknowledged, Borrower intending to be legally bound, hereby agrees as follows:

        SECTION 1. Reimbursement. Balanced Care hereby irrevocably and unconditionally agrees to reimburse LMR promptly and on demand by wire transfer of immediately available funds to an account specified by LMR in a notice accompanying any such demand for any amounts paid by LMR or incurred in respect of the Obligations including all costs, expenses and fees (including, without limitation, attorney's fees and legal expenses) paid or incurred by LMR in connection with the Obligations or pursuant to the Guaranty.

        SECTION 2. Indemnification. Balanced Care shall indemnify LMR from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature


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whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against LMR in any litigation, proceeding, or investigation instituted or conducted by a governmental agency or instrumentality or any person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, the Guaranty, whether or not LMR is a party thereto, except to the extent that any of the foregoing arises out of the gross neglect or willful misconduct of the party being indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction.

        SECTION 3. Waiver. LMR shall not by any act, delay, omission or otherwise be deemed to have changed, modified, discharged or waived any of its options, powers or rights and no waiver shall be valid unless in writing, signed by LMR or its authorized agent, and then only to the extent therein set forth. A waiver by LMR of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which LMR would otherwise have on any other occasion.

        SECTION 4. Governing law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the conflicts of law principles thereof.

        SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                      [Signatures appear on following page]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    BALANCED CARE CORPORATION


                                    By:/s/ Robin L. Barber
                                    Name:  Robin L. Barber
                                    Title: Senior Vice President,
                                           Legal Counsel and Assistant
                                           Secretary

                                    LMR HOLDINGS LIMITED

                                    By:/s/J.B. Unsworth
                                    Name: J.B. Unsworth
                                    Title: Director


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